As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-273233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAMIS PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	82-0429727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11682 El Camino Real, Suite 300

San Diego, CA 92130

(858)-997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ebrahim Versi, Chief Executive Officer

Adamis Pharmaceuticals Corporation

11682 El Camino Real, Suite 300

San Diego, CA 92130

(858)-997-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin Kelso, Esq. Weintraub Tobin 400 Capitol Mall, 11th Floor Sacramento, CA 95814 (916) 558-6000	Ivan Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 919 Third Avenue New York, NY 10022 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Adamis Pharmaceuticals Corporation is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-273233) (the “Registration Statement”) as an exhibit-only filing, solely to file a new Exhibit 5.1 opinion. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the referenced exhibits. The prospectus and the balance of the Registration Statement are unchanged hereby and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16:	Exhibits, Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

(b)	Exhibits

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 27, 2023.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ EBRAHIM VERSI, M.D., PH.D.
Ebrahim Versi, M.D., Ph.D
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
Principal Executive Officer:

/s/ EBRAHIM VERSI, M.D., PH.D.	Chief Executive Officer and Director	July 28, 2023
Ebrahim Versi, M.D., Ph.D.	(Principal Executive Officer)

Principal Financial Officer and Principal Accounting Officer:

/s/ DAVID J. MARGUGLIO	Chief Financial Officer (Principal Financial Officer)	July 28, 2023
David J. Marguglio

Directors:

/s/ JANNINE VERSI *	Director	July 28, 2023
Jannine Versi

/s/ HOWARD C. BIRNDORF *	Director	July 28, 2023
Howard C. Birndorf
/s/ MEERA J. DESAI *	Director	July 28, 2023
Meera J. Desai
/s/ VICKIE S. REED *	Director	July 28, 2023
Vickie S. Reed

* By: /s/ David J. Marguglio, Attorney-in-fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
1.1	Form of Placement Agent Agreement *****
2.1	Agreement and Plan of Share Exchange dated as of October 7, 2004, by and between the Company and Biosyn, Inc.		8-K	10/26/04
2.2	Agreement and Plan of Merger by and among the Company, US Compounding, Inc., Ursula Merger Sub Corp. and Eddie Glover dated as of March 28, 2016		8-K	03/29/16
2.3	Agreement and Plan of Merger and Reorganization, dated as of February 24, 2023, by and among Adamis Pharmaceuticals, Inc., Adamis Merger Sub, Inc., and DMK Pharmaceuticals Corporation.+		8-K	02/27/23
3.1	Restated Certificate of Incorporation of the Registrant		S-8	03/17/14
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock dated August 19, 2014		8-K	08/20//14
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock		8-K	01/26/16
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock		8-K	07/12/16
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock		8-K	06/12/20
3.6	Certificate of Amendment to Restated Certificate of Incorporation		8-K	09/08/20
3.7	Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock		8-K	07/06/22
3.8	Certificate of Designation of Preferences, Rights, and Limitations of Series E Convertible Preferred Stock		8-K	05/26/23
4.1	Amended and Restated Bylaws of the Company		8-K	06/22/20
4.2	Specimen stock certificate for common stock		8-K	04/03/09
4.3	Form of Common Stock Purchase Warrant		8-K	08/01/19
4.4	Description of the Registrant’s Capital Stock		10-K	04/15/21
4.5	Form of Common Stock Purchase Warrant		8-K	02/21/20
4.6	Amended and Restated Bylaws of the Company		8-K	06/17/22
4.7	Form of Common Stock Purchase Warrant		8-K	07/06/22
4.8	Form of Common Stock Purchase Warrant		8-K	03/14/23
4.9	Form of Prefunded Common Stock Purchase Warrant		8-K	03/14/23
4.10	Common Stock Purchase Warrant dated March 16, 2023		10-Q	05/15/23
4.11	Prefunded Common Stock Purchase Warrant		10-Q	05/15/23
4.12	Form of Common Stock Warrant *****
4.13	Form of Pre-Funded Warrant *****
4.14	Form of Warrant Agency Agreement *****
4.15	Form of Securities Purchase Agreement *****
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, a Law Corporation	X
10.1	2009 Equity Incentive Plan*		S-8	07/18/18
10.2	Form of Stock Option Agreement for option awards*		8-K	09/16/11
10.3	Form of Option Agreement for Non-Employee Directors*		8-K	01/13/11
10.4	Form of Stock Appreciation Rights Agreement for Non-employee Directors		10-Q	11/12/19
10.5	Form of Restricted Stock Unit Agreement*		10-K	03/30/17
10.6	Form of Indemnity Agreement with directors and executive officers*		8-K	01/13/11
10.7	Funding Agreement dated October 12, 1992, by and between Ben Franklin Technology Center of Southeastern Pennsylvania and Biosyn, Inc.		S-4/A 333-155322	01/12/09
10.8	Executive Employment Agreement between the Company and Dennis J. Carlo dated December 31, 2015*		10-K	03/23/16
10.9	Executive Employment Agreement between the Company and David J. Marguglio dated December 31, 2015*		10-K	03/23/16

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
10.10	Executive Employment Agreement between the Company and Robert O. Hopkins dated December 31, 2015*		10-K	03/23/16
10.11	Exclusive License and Asset Purchase Agreement dated as of August 1, 2013, by and among the Registrant, 3M Corp. and 3M Innovative Properties Company		8-K	08/06/13
10.12	Lease Agreement dated April 1, 2014, between the Registrant and Pacific North Court Holdings, L.P.		10-KT	03/26/15
10.13	First Amendment to Lease between the Registrant and Pacific North Court Holdings, L.P.		10-K	04/15/21
10.14	Registration Rights Agreement dated August 19, 2014, by and between the Company and Sio Partners LP, Sio Partners QP LP and Sio Partners Offshores, Ltd.		8-K	08/20/14
10.15	Purchase Agreement dated January 26, 2016		8-K	01/26/16
10.16	Amended and Restated Registration Rights Agreement dated January 26, 2016		8-K	01/26/16
10.17	Purchase Agreement dated July 11, 2016		8-K	07/12/16
10.18	Registration Rights Agreement dated July 11, 2016		8-K	07/12/16
10.19	Compensation Committee Authorization Regarding Discretionary Payments Ex		8-K	02/27/18
10.20	Offer Letter between the Company and David C. Benedicto */***		10-K	03/31/22
10.21	Executive Employment Agreement between the Company and Ronald B. Moss, M.D., dated as of February 28, 2017.*		10-K	03/30/17
10.22	Underwriting Agreement dated August 2, 2018		8-K	08/02/18
10.23	Distribution and Commercialization Agreement between the company and Sandoz, Inc.**		10-Q	11/09/18
10.24	Placement Agency Agreement between Maxim Group LLC and the Company dated February 20, 2020		8-K	02/21/20
10.25	Form of Securities Purchase Agreement dated February 21, 2020		8-K	02/21/20
10.26	Underwriting Agreement dated January 29, 2021		8-K	01/29/21
10.27	Underwriting Agreement dated September 18, 2020		8-K	09/18/20
10.28	August 2020 Amendment to Loan Amendment and Assumption Agreement		8-K	09/15/20
10.29	Amended Promissory Note		8-K	09/15/20
10.30	2020 Equity Incentive Plan*		8-K	08/24/20
10.31	Adamis Pharmaceuticals Corporation Bonus Plan*		8-K	06/22/20
10.32	Termination and Transfer Agreement between Sandoz Inc. and the Company ***+		10-Q	08/17/20
10.33	Transition Service Agreement***+		10-Q	08/17/20
10.34	License Agreement between the Company and Matrix Biomed, Inc.***+		10-Q	08/17/20
10.35	Distribution and Commercialization Agreement between the Company and USWM, LLC***		10-Q	08/17/20
10.36	Lease Agreement between the Company and Oil States Energy Services, LLC, as amended+		10-K	04/15/21
10.37	Promissory Note dated March 15, 2021		10-K	04/15/21
10.38	Underwriting Agreement		8-K	01/29/21
10.39	Asset Purchase Agreement effective as of July 30, 2021, by and among the Registrant, US Compounding, Inc. and Fagron Compounding Services, LLC.+***		8-K	08/05/21
10.40	Supply Agreement Addendum by and among the Registrant, US Compounding Inc. and Fagron Compounding, LLC***		8-K	08/05/21
10.41	Settlement Agreement between the Company, US Compounding Inc., Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., Nephron Sterile Compounding Center, LLC and certain other parties.+***		10-Q	11/22/21
10.42	First Amendment to Exclusive License Agreement dated November 9, 2021 between the Company and Matrix Biomed, Inc.***		10-K	03/31/22

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form/ File No.	Date
10.43	Executive Employment Agreement between the Company and David J. Marguglio dated as of May 18, 2022		8-K	05/19/22
10.44	Executive Employment Agreement between the Company and David C. Benedicto dated as of June 22, 2022		8-K	06/24/22
10.45	Securities Purchase Agreement dated July 5, 2022, between the Company and the parties thereto.		8-K	07/06/22
10.46	Registration Rights Agreement dated July 5, 2022, between the Company and the parties thereto.		8-K	07/06/22
10.47	Forms of Securities Purchase Agreement		8-K	03/14/23
10.48	Form of Support Agreement, dated February 24, 2023, by and among Adamis Pharmaceuticals, Inc., Aardvark Merger Sub, Inc., DMK Pharmaceuticals Corporation, and certain stockholders of DMK Pharmaceuticals Corporation		8-K	02/27/23
10.49	DMK 2016 Stock Plan		8-K	05/26/2023
10.50	Securities Purchase Agreement		10-Q	05/15/23
10.51	Support Agreement		10-Q	05/15/23
10.52	Form of Indemnity Agreement*		10-Q	05/15/23
10.53	Offer Letter dated May 24, 2023		8-K	05/26/23
10.54	Purchase and Sale Agreement +/****		8-K	07/24/23
10.55	Sales Agreement. +		8-K	07/24/23
21.1	Subsidiaries of the Registrant *****
23.1	Consent of BDO USA, P.A. Independent Registered Public Accounting Firm *****
23.2	Consent of BF Borger CPA PC, Independent Registered Public Accounting Firm *****
23.3	Consent of Weintraub Tobin Chediak Coleman Grodin, A Law Corporation (included in Exhibit 5.1) (1)
24.1	Power of Attorney (See signature page) *****

107	Filing Fee Table *****

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by SEC.

*	Represents a compensatory plan or arrangement.
**	We have received confidential treatment for certain portions of this exhibit.
***

Certain marked information (indicated by “[***]”) has been omitted from this exhibit as the registrant has determined it is both not material and is the type that the registrant customarily and actually treats as private or confidential.

****	Certain marked information has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.
*****	Previously filed.